Exhibit 4.2

Fifth Supplemental Indenture

among

Tronox Finance LLC,
as Issuer,

and

Each of the Released Guarantors party hereto,
as Released Guarantors,

and

Each of the Guarantors Named Herein,

and

Wilmington Trust, National Association,
as Trustee

Dated as of September 1, 2017

Table of Contents

Page

ARTICLE I DEFINITIONS	4

SECTION 1.01 Definitions.	4
SECTION 1.02 Effect of Headings.	4

ARTICLE II RELEASE AND DISCHARGE	4

SECTION 2.01 Release and Discharge of the Released Guarantors.	4

ARTICLE III MISCELLANEOUS PROVISIONS	4

SECTION 3.01 No Recourse Against Others.	4
SECTION 3.02 Governing Law.	5
SECTION 3.03 Executed in Counterparts.	5
SECTION 3.04 The Trustee.	5
SECTION 3.05 Ratification of Indenture.	5

FIFTH SUPPLEMENTAL INDENTURE, dated as of September 1, 2017 (this “Supplemental Indenture”), among Tronox Finance LLC, a Delaware limited liability company (the “Issuer”), the Released Guarantors named in Annex A hereto (the “Released Guarantors”), the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 19, 2015, providing for the issuance of 7.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Issuer, the Parent and the Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture to the Indenture, dated as of April 1, 2015, a Second Supplemental Indenture to the Indenture, dated as of January 31, 2017, a Third Supplemental Indenture to the Indenture, dated as of February 14, 2017 and a Fourth Supplemental Indenture to the Indenture, dated as of March 31, 2017;

WHEREAS, on August 2, 2017, Tronox Limited, an Australian public limited company incorporated in the Commonwealth of Australia (the “Company”), Tronox US Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Tronox Holdings”), Tronox Alkali Corporation, a Delaware corporation and wholly owned subsidiary of Tronox Holdings (“Alkali”), and Genesis Energy, L.P. (“Purchaser”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser agreed to acquire the Company’s Alkali business (the “Transaction”);

WHEREAS, in connection with the Transaction, on the date of this Supplemental Indenture, (x) there has been a disposition of (i) the Capital Stock of the Released Guarantors after which such Released Guarantor is no longer a Subsidiary of the Parent, or (ii) all or substantially all of the assets of such Released Guarantor, in each case in a transaction permitted by the Indenture and (y) the Released Guarantors have been released as guarantors under the ABL Facility and the Senior Secured Term Loan Facility;

WHEREAS, immediately prior to the effectiveness of the release from the ABL Facility and the Senior Secured Term Loan Facility on the date hereof, each of the Released Guarantors (i) constituted a Guarantor under the Indenture, did not constitute the Parent and constituted a guarantor under the ABL Facility and the Senior Secured Term Loan Facility and (ii) the release from the ABL Facility and the Senior Secured Term Loan Facility having become effective on the date hereof, each of the Released Guarantors has been released from its respective guarantees  under such Credit Facilities;

WHEREAS, pursuant to Section 10.05(a) and Section 10.05(g) of the Indenture, each Released Guarantor has been automatically and unconditionally released and discharged from its obligations under the Indenture and the Notes and such release and discharge shall be evidenced by this Supplemental Indenture;

WHEREAS, concurrently with the execution hereof and pursuant to Section 12.04 of the Indenture, the Issuer has (i) delivered an Officers’ Certificate to the Trustee and (ii) caused its counsel to deliver to the Trustee an Opinion of Counsel as to the laws of the State of New York stating that the execution of this Supplemental Indenture is permitted by the Indenture and that the Indenture, as supplemented by this Supplemental Indenture, is a valid, binding and enforceable obligation of the Issuer in accordance with its terms;

WHEREAS, pursuant to Sections 9.01 and 10.05, the Issuer has requested, and the Trustee is authorized, to execute and deliver this Supplemental Indenture to evidence the release of the Released Guarantors under the Indenture and the Notes; and

WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01   Definitions.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 1.02  Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

ARTICLE II
RELEASE AND DISCHARGE

SECTION 2.01  Release and Discharge of the Released Guarantors.

Pursuant to Section 10.05(a) and Section 10.05(g) of the Indenture, the Note Guarantee of each Released Guarantor has been (and is hereby) automatically and unconditionally released (and thereupon has been (and hereby is) terminated and discharged and is of no further force and effect); and this Supplemental Indenture hereby evidences and effects, and this document is being executed and delivered by the Trustee to evidence and effect, such release, termination and discharge in respect of such Note Guarantee.  In accordance therewith and pursuant to Section 1.01 of the Indenture, the Note Guarantee of each Released Guarantor having been released in accordance with the terms and provisions of the Indenture, each of the Released Guarantors is no longer a Guarantor under the Indenture.

ARTICLE III
MISCELLANEOUS PROVISIONS

SECTION 3.01  No Recourse Against Others.

No director, officer, employee, incorporator, stockholder, partner or member of the Issuer, the Parent or any Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 3.02  Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.03  Executed in Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.04  The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Released Guarantors and the Issuer.

SECTION 3.05  Ratification of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore and hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRONOX FINANCE LLC

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Manager

[Fifth Supplemental Indenture (2015)]

RELEASED GUARANTORS:

TRONOX ALKALI CORPORATION
TRONOX SPECIALTY ALKALI LLC
TRONOX ALKALI WYOMING CORPORATION

By:	/s/ Edward T. Flynn
Name: Edward T. Flynn
Title: EVP & President Tronox Alkali

[Fifth Supplemental Indenture (2015)]

U.S. GUARANTORS:

TRONOX INCORPORATED
TRONOX LLC
TRONOX US HOLDINGS INC.
TRONOX PIGMENTS LLC

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Vice President

[Fifth Supplemental Indenture (2015)]

AUSTRALIAN GUARANTORS:

SIGNED, SEALED AND DELIVERED
by	)
Richard L. Muglia	)
as attorney for	)
)
TRONOX LIMITED	)
TIFIC PTY LTD	)
TIO2 CORPORATION PTY LTD	)
TRONOX AUSTRALIA HOLDINGS PTY LIMITED	)
TRONOX AUSTRALIA PIGMENTS HOLDINGS PTY LIMITED	)
TRONOX AUSTRALIA PTY LTD	)
TRONOX GLOBAL HOLDINGS PTY LIMITED	)
TRONOX HOLDINGS (AUSTRALIA) PTY LTD.
TRONOX MANAGEMENT PTY LTD.
TRONOX MINERAL SALES PTY LTD
TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED
TRONOX PIGMENTS AUSTRALIA PTY LIMITED
TRONOX SANDS HOLDINGS PTY LIMITED
TRONOX WESTERN AUSTRALIA PTY LTD
TRONOX WORLDWIDE PTY LIMITED
YALGOO MINERALS PTY LTD.

under power of attorney dated in the presence of:

/s/ Michele Astrom	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney /s/ Richard L. Muglia
Signature of witness

/s/ Michele Astrom
Name of witness (block letters)

[Fifth Supplemental Indenture (2015)]

U.K. GUARANTORS:

TRONOX INTERNATIONAL FINANCE LLP
TRONOX UK HOLDINGS LIMITED
TRONOX UK LIMITED

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

[Fifth Supplemental Indenture (2015)]

BAHAMAS GUARANTOR:

TRONOX PIGMENTS LTD

By:	/s/ Richard L. Muglia
Name: Richard L. Muglia
Title: Director

[Fifth Supplemental Indenture (2015)]

DUTCH GUARANTORS:

TRONOX WORLDWIDE PTY LIMITED, ACTING AS MANAGING PARTNER OF TRONOX HOLDINGS EUROPE C.V.

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

TRONOX HOLDINGS COÖPERATIEF U.A.

By:	/s/ Anthony M. Orrell
Name: Anthony M. Orrell
Title: Director

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

[Fifth Supplemental Indenture (2015)]

SWISS GUARANTORS:

TRONOX INTERNATIONAL HOLDINGS GMBH
TRONOX FINANCE GMBH

By:	/s/ Timothy Carlson
Name: Timothy Carlson
Title: managing director

By:	/s/ Steven Kaye
Name: Steven Kaye
Title: director

[Fifth Supplemental Indenture (2015)]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Fifth Supplemental Indenture (2015)]

Annex A

Released Guarantors

Tronox Alkali Corporation

Tronox Alkali Wyoming Corporation

Tronox Specialty Alkali LLC